Exhibit 5.2

[Letterhead of Walter Investment Management Corp.]

January 13, 2012

Walter Investment Management Corp.

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

Ladies and Gentlemen:

I am the Vice President, General Counsel and Secretary of Walter Investment Management Corp., a Maryland corporation (the “Company”), and am providing this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the subsidiaries of the Company named on Schedule I hereto (the “Schedule I Guarantors) and the subsidiary of the Company named on Schedule II hereto (the “Florida Guarantor,” and together with the Schedule I Guarantors, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) debt securities of the Company, which may be senior (the “Senior Debt Securities”), senior subordinated (the “Senior Subordinated Debt Securities”) or subordinated (the “Subordinated Debt Securities”) and which may be convertible or exchangeable into other securities of the Company (collectively, the “Debt Securities”); (ii) guarantees issued by the Guarantors with respect to the Debt Securities and the Debt Security Warrants (as defined below) (collectively, the “Guarantees”); (iii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (iv) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (v) depositary shares (the

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“Depositary Shares”), which represent fractional interests in the Preferred Stock and which may be represented by depositary receipts (the “Depositary Receipts”); (vi) stock purchase contracts (the “Stock Purchase Contracts”); (vii) warrants to purchase Debt Securities (the “Debt Security Warrants”); (viii) warrants to purchase Common Stock (the “Common Stock Warrants”); (ix) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (x) warrants to purchase Depositary Shares (the “Depositary Share Warrants”); (xi) warrants to purchase Stock Purchase Contracts (the “Stock Purchase Contract Warrants”); and (xii) units consisting of one or more of the securities described in clauses (i) through (xi) above (the “Units”). The Debt Security Warrants, the Common Stock Warrants, the Preferred Stock Warrants, the Depositary Share Warrants and the Stock Purchase Contract Warrants are herein referred to, collectively, as the “Securities Warrants.” The Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Depository Shares, the Stock Purchase Contracts, the Securities Warrants and the Units are hereinafter referred to, collectively, as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $1,500,000,000.

The Senior Debt Securities and any guarantees thereof will be issued under a base senior indenture, dated as of January 13, 2012 (the “Base Senior Indenture,” as may be amended or supplemented from time to time, the “Senior Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and, if guaranteed, the Guarantors named therein. The Senior Subordinated Debt Securities and the Subordinated Debt Securities and any guarantees thereof will be issued under a base subordinated indenture, dated as of

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January 13, 2012 (the “Base Subordinated Indenture,” as may be amended or supplemented from time to time, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), between the Company and the Trustee and, if guaranteed, the Guarantors named therein.

The Securities Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement” and, collectively, the “Warrant Agreements”) between the Company and such warrant agent as shall be named therein. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

I, or those under my supervision, have examined the Base Senior Indenture and the Base Subordinated Indenture (together, the “Base Indentures”) and the Registration Statement. I, or those under my supervision, also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Florida Guarantor.

In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. I also have assumed that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities and any applicable Guarantees, the applicable Indenture (including any supplemental indentures relating thereto) will be the valid and legally binding

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obligation of the Trustee and (2) at the time of execution, countersignature, issuance and delivery of any Debt Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

I have assumed further that (1) the Base Indentures have been duly authorized, executed and delivered by the Company and the Trustee; (2) at the time of execution, authentication, issuance and delivery of the Debt Securities and any applicable Guarantees, the applicable supplemental indentures will have been duly authorized, executed and delivered by the Company and the applicable Guarantors; and (3) at the time of execution, countersignature, issuance and delivery of the Debt Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company.

I have assumed further that, at the time of execution, issuance and delivery of the applicable Debt Securities, Guarantees, supplemental indentures, Debt Securities Warrants and Warrant Agreements (collectively, the “Securities Documents”), the Company and each of the Schedule I Guarantors (i) will be validly existing under the law of the jurisdiction in which it was organized; (ii) will have the power to enter into the Securities Documents to which it is a party; and (iii) will have duly authorized, executed and delivered such Securities Documents to which it is a party in accordance with the law of the jurisdiction in which it was organized.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that, with respect to the Guarantees issued by the Florida Guarantor, assuming (a) the taking of all necessary corporate or other action to authorize and approve the issuance and terms of the Guarantees issued by the Florida Guarantor, the terms of the offering thereof and related matters by the Board of Directors of the Florida Guarantor, a duly constituted and acting committee of such Board of Directors or duly authorized officers of

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such Guarantor (such Board of Directors, committee and any such authorized officers being referred to as a “Guarantor Authorizing Party”), (b) the due execution, authentication, issuance and delivery of the Debt Securities or Debt Securities Warrants underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, agreement, underwriting agreement, Warrant Agreement or similar agreement approved by the appropriate Guarantor Authorizing Party and otherwise in accordance with the provisions of the applicable Indenture, Debt Securities Warrant or Warrant Agreement and such agreement and (c) the due issuance of such Guarantees, such Guarantees will be duly authorized, executed and delivered by the Florida Guarantor.

I am a member of the Bar of the State of Florida, and I do not express any opinion herein concerning any law other than the law of the State of Florida and the Florida Business Corporations Act.

I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. Simpson Thacher & Bartlett LLP may rely on this opinion in connection with any opinions to be delivered by it in connection with the Securities.

Very truly yours,

/s/ Stuart D. Boyd
Stuart D. Boyd Vice President, General Counsel and Secretary

Schedule I

Guarantors That are Entities Formed in States Other than the State of Florida

Entity Name	Jurisdiction of Organization

Green Tree Agency Investments LLC	Delaware

Green Tree Asset Acquisition, LLC	Delaware

Green Tree CL LLC	Delaware

Green Tree Consumer Discount Company	Pennsylvania

Green Tree Credit LLC	New York

Green Tree Credit Solutions LLC	Delaware

Green Tree HE/HI Corp.	Delaware

Green Tree HE/HI LLC	Delaware

Green Tree Holding LLC	Delaware

Green Tree Home Lending LLC	Delaware

Green Tree Insurance Agency of Nevada, Inc.	Nevada

Green Tree Insurance Agency, Inc.	Minnesota

Green Tree Investment Holdings II LLC	Delaware

Green Tree Investment Holdings III LLC	Delaware

Green Tree Investment Management LLC	Delaware

Green Tree Investments LLC	Delaware

Green Tree IP LLC	Delaware

Green Tree Landmark LLC	Delaware

Green Tree Licensing LLC	Delaware

Green Tree Loan Acquisition II LLC	Delaware

Green Tree Loan Company	Minnesota

Green Tree MH Corp.	Delaware

Entity Name	Jurisdiction of Organization

Green Tree MH LLC	Delaware

Green Tree SerVertis Acquisition LLC	Delaware

Green Tree SerVertis GP LLC	Delaware

Green Tree Servicing Corp.	Delaware

Green Tree Servicing LLC	Delaware

Green Tree-AL LLC	Delaware

GTCS Holdings LLC	Delaware

Hanover Capital Partners 2, Ltd.	Delaware

Landmark Asset Receivables Management LLC	Delaware

Marix Servicing LLC	Delaware

Walter Acquisition, LLC	Delaware

Walter Investment Holding Company, LLC	Delaware

Walter Investment Properties, LLC	Delaware

Walter Mortgage Company, LLC	Delaware

WIMC Capital, LLC	Delaware

Schedule II

Guarantor That is an Entity Formed in the State of Florida

Entity Name	Jurisdiction of Organization

Best Insurors, Inc.	Florida